                                                                    EXHIBIT 10.3


                      AMENDMENT TO 1980 STOCK OPTION PLAN

RESOLVED, that the first sentence of Subsection A of Section 2 of the Varco 1980 Stock Option Plan be, and the same hereby is, amended to read in its entirety as follows:

     A. The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of Varco (the "Board"), which shall consist of not less than three directors of the Company, each of whom shall be a "Non-Employee Director", as such term is defined in Rule 16b-3 adopted by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as such Rule may be amended from time to time.